Exhibit 99.1

Impinj Reports Second Quarter 2023 Financial Results

SEATTLE, WA, July 26, 2023– Impinj, Inc. (NASDAQ: PI), a leading RAIN RFID provider and Internet of Things pioneer, today released its financial results for the second quarter ended June 30, 2023.

“Second-quarter revenue set a new record, with strong systems revenue offsetting weak endpoint IC revenue from retail apparel inventory destocking,” said Chris Diorio, Impinj co-founder and CEO. “We expect ongoing headwinds associated with that apparel inventory destocking, as well as weakness in the overall retail macroenvironment, to more-than-offset strength in our enterprise solutions opportunities in the third quarter.”

Second Quarter 2023 Financial Summary

•
Revenue of $86.0 million
•
GAAP gross margin of 51.0%; non-GAAP gross margin of 53.3%
•
GAAP net loss of $8.1 million, or loss of $(0.30) per diluted share using 26.7 million shares
•
Adjusted EBITDA of $10.0 million
•
Non-GAAP net income of $9.3 million, or income of $0.33 per diluted share using 28.5 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Third Quarter 2023 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the third quarter of 2023 (in millions, except per share data):

Three Months Ending
September 30, 2023
Revenue	$63.0 to $66.0
GAAP Net loss	($19.7) to ($18.2)
Adjusted EBITDA loss	($3.3 ) to ($1.8 )
GAAP Weighted-average shares — basic and diluted	26.90 to 27.10
GAAP Net loss per share — basic and diluted	($0.73 ) to ($0.67 )
Non-GAAP Net loss	($3.2 ) to ($1.7 )
Non-GAAP Weighted-average shares — basic and diluted	26.90 to 27.10
Non-GAAP Net loss per share — basic and diluted	($0.12) to ($0.06)

A reconciliation between GAAP and non-GAAP is provided in the "Non-GAAP Financial Measures" section below.

Conference Call Information

Impinj will host a conference call today, July 26, 2023 at 5:00 p.m. ET / 2:00 p.m. PT to discuss its second-quarter 2023 results, as well as its outlook for its third-quarter 2023. Interested parties may access the call by dialing +1-412-317-5196. A live webcast and replay will also be available on the company’s website at investor.impinj.com. Following the call, a telephonic replay will be available for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 6963268.

Management’s prepared written remarks, along with quarterly financial data, will be made available on the company’s website at investor.impinj.com along with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our strategy, investment plans and prospects, statements regarding conditions in the markets in which we compete as well as the broader economy, and our financial guidance and considerations for the third quarter of 2023 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President, Strategic Finance

+1-206-315-4470

ir@impinj.com

Media Relations
Jill West
Vice President, Strategic Communications
+1 206-834-1110
jwest@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	June 30, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$45,244	$19,597
Short-term investments	63,656	154,148
Accounts receivable, net	58,945	49,996
Inventory	112,323	46,397
Prepaid expenses and other current assets	3,455	5,032
Total current assets	283,623	275,170
Long-term investments	5,995	19,200
Property and equipment, net	45,077	39,027
Intangible assets, net	16,587	—
Operating lease right-of-use assets	11,004	10,490
Other non-current assets	1,744	1,969
Goodwill	19,516	3,881
Total assets	$383,546	$349,737
Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$27,627	$25,024
Accrued compensation and employee related benefits	7,746	9,048
Accrued and other current liabilities	9,681	2,925
Current portion of operating lease liabilities	3,301	3,122
Current portion of deferred revenue	2,523	2,250
Total current liabilities	50,878	42,369
Long-term debt, net of current portion	281,046	280,244
Operating lease liabilities, net of current portion	11,071	11,066
Deferred tax liabilities, net	3,415	118
Deferred revenue, net of current portion	341	349
Total liabilities	346,751	334,146
Stockholders' equity:
Common stock, $0.001 par value	27	26
Additional paid-in capital	436,302	403,599
Accumulated other comprehensive loss	(325)	(1,249)
Accumulated deficit	(399,209)	(386,785)
Total stockholders' equity	36,795	15,591
Total liabilities and stockholders' equity (deficit)	$383,546	$349,737

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$85,986	$59,796	$171,883	$112,940
Cost of revenue	42,172	28,294	84,539	52,659
Gross profit	43,814	31,502	87,344	60,281
Operating expenses:
Research and development	23,403	18,369	45,838	36,358
Sales and marketing	10,632	9,614	20,605	18,913
General and administrative	16,002	11,995	31,566	22,801
Amortization of intangibles	2,146	—	2,146	—
Total operating expenses	52,183	39,978	100,155	78,072
Loss from operations	(8,369)	(8,476)	(12,811)	(17,791)
Other income, net	1,165	429	2,530	593
Induced conversion expense	—	(2,232)	—	(2,232)
Interest expense	(1,211)	(1,250)	(2,420)	(2,511)
Loss before income taxes	(8,415)	(11,529)	(12,701)	(21,941)
Income tax benefit (expense)	349	6	277	(43)
Net loss	$(8,066)	$(11,523)	$(12,424)	$(21,984)
Net loss per share — basic and diluted	$(0.30)	$(0.45)	$(0.47)	$(0.87)
Weighted-average shares — basic and diluted	26,713	25,429	26,499	25,204

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six Months Ended
	June 30,
	2023	2022
Operating activities:
Net loss	$(12,424)	$(21,984)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,066	2,973
Stock-based compensation	23,372	22,173
Accretion of discount or amortization of premium on investments	(1,285)	419
Amortization of debt issuance costs	802	806
Induced conversion expense related to convertible notes	—	2,232
Deferred tax expense	(399)	—
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(7,755)	(4,679)
Inventory	(64,733)	(10,089)
Prepaid expenses and other assets	2,277	1,463
Accounts payable	6,113	(2,201)
Accrued compensation and employee related benefits	(1,879)	(437)
Accrued and other liabilities	2,043	(106)
Operating lease right-of-use assets	1,331	1,623
Operating lease liabilities	(1,661)	(2,034)
Deferred revenue	(972)	2,202
Net cash used in operating activities	(49,104)	(7,639)

Investing activities:
Purchases of investments	—	(115,697)
Proceeds from sales of investments	13,372	—
Proceeds from maturities of investments	92,424	46,805
Business acquisitions, net of cash acquired	(23,357)	—
Purchases of intangible assets	(250)	—
Purchases of property and equipment	(13,198)	(3,724)
Net cash provided by (used in) investing activities	68,991	(72,616)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	5,753	6,496
Payment of 2019 Notes	—	(17,564)
Net cash provided by (used in) financing activities	5,753	(11,068)
Effect of exchange rate changes on cash and cash equivalents	7	—
Net increase (decrease) in cash and cash equivalents	25,647	(91,323)
Cash and cash equivalents
Beginning of period	19,597	123,903
End of period	$45,244	$32,580

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; restructuring costs; settlement and related costs; induced conversion expense; other income, net; interest expense; loss on debt extinguishment; income tax benefit (expense); and acquisition transaction expense and related purchase accounting adjustments. During the first quarter of 2023, we revised our definition of adjusted EBITDA to exclude acquisition transaction expenses and related purchase accounting adjustments in connection with our Voyantic Oy acquisition. We have excluded these costs and expenses because we do not believe they reflect our core operations and us excluding them enables more consistent evaluation of our operating performance. The revision to our definition of adjusted EBITDA did not impact adjusted EBITDA for any previously reported periods because there was no impact of a similar nature in such prior periods affecting comparability.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss), adjusted for, if applicable for the periods presented, the effects of stock-based compensation; depreciation; restructuring costs; settlement and related costs; induced conversion expense; amortization of debt discount related to the equity component of our convertible notes; prepayment penalty on debt extinguishment; acquisition transaction expense; and the corresponding income tax impacts of adjustments to net income (loss). During the first quarter of 2023, we revised our definition of non-GAAP net income (loss) to adjust for acquisition transaction expenses and related purchase accounting adjustments in connection with our Voyantic Oy acquisition. Excluding acquisition transaction expenses and related purchase accounting adjustments did not impact the non-GAAP net income (loss) previously reported for periods preceding the revision.

During the second quarter of 2023, we further revised our definition of non-GAAP net income (loss) to adjust for income tax effects of adjustments to net income (loss), calculated at the statutory rate for current and historical periods. We have revised the prior period amounts to conform to our current period presentation.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP Gross margin	51.0%	52.7%	50.8%	53.4%
Adjustments:
Depreciation and amortization	1.5%	1.5%	1.3%	1.6%
Purchase accounting adjustments	0.3%	0.0%	0.2%	0.0%
Stock-based compensation	0.5%	0.5%	0.5%	0.8%
Non-GAAP Gross margin	53.3%	54.7%	52.8%	55.8%

GAAP Net loss	$(8,066)	$(11,523)	$(12,424)	$(21,984)
Adjustments:
Depreciation and amortization	4,273	1,465	6,066	2,973
Purchase accounting adjustments	276	—	276	—
Stock-based compensation	13,148	10,859	23,372	22,173
Other income, net	(1,165)	(429)	(2,530)	(593)
Interest expense	1,211	1,250	2,420	2,511
Income tax expense (benefit)	(349)	(6)	(277)	43
Induced conversion expense	—	2,232	—	2,232
Acquisition transaction expense	630	—	1,672	—
Adjusted EBITDA	$9,958	$3,848	$18,575	$7,355

GAAP Net loss	$(8,066)	$(11,523)	$(12,424)	$(21,984)
Adjustments:
Depreciation and amortization	4,273	1,465	6,066	2,973
Purchase accounting adjustments	276	—	276	—
Stock-based compensation	13,148	10,859	23,372	22,173
Induced conversion expense	—	2,232	—	2,232
Acquisition transaction expense	630	—	1,672	—
Income tax effects of adjustments (1)	(965)	(285)	(1,783)	(507)
Non-GAAP Net income	$9,296	$2,748	$17,179	$4,887
Non-GAAP Net income per share:
Basic	$0.35	$0.11	$0.65	$0.19
Diluted	$0.33	$0.10	$0.60	$0.18

GAAP Weighted-average shares — diluted	26,713	25,429	26,499	25,204
Dilutive shares from stock plans	1,809	1,167	2,039	1,584
Non-GAAP Weighted-average shares — diluted	28,522	26,596	28,538	26,788
(1) The tax effects of the adjustments are calculated using the statutory rate, taking into consideration the nature of the item and relevant taxing jurisdictions.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
September 30,
2023
GAAP Net loss	$(18,950)
Adjustments:
Forecasted Depreciation and amortization	3,550
Forecasted Stock-based compensation	12,600
Forecasted Interest expense	1,260
Forecasted Purchase accounting adjustments	110
Forecasted Other income, net	(850)
Forecasted Income tax benefit	(220)
Adjusted EBITDA	$(2,500)

GAAP Net loss	$(18,950)
Adjustments:
Forecasted Depreciation and amortization	3,550
Forecasted Stock-based compensation	12,600
Forecasted Purchase accounting adjustments	110
Forecasted Income tax benefit	236
Non-GAAP Net loss	$(2,454)

GAAP Net loss per share — basic and diluted	$(0.70)
Non-GAAP Net loss per share — basic and diluted	$(0.09)

GAAP weighted-average shares — basic and diluted	27,000

Non-GAAP weighted-average shares — basic and diluted	27,000